UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 30, 2012

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2012, the employment agreements between Pulse Electronics Corporation (the “Company”) and Drew A. Moyer, its Senior Vice President and Chief Financial Officer, and Alan H. Benjamin, its Chief Operating Officer, expired.  In keeping with the Company’s simplification efforts and a desire to eliminate individual employment agreements with executives, the Board of Directors of the Company (the “Board”) determined not to renew or extend these agreements with Mr. Moyer or Mr. Benjamin.  Instead, the Board noted that Mr. Moyer and Mr. Benjamin will be covered by the Pulse Electronics Corporation Executive Severance Policy (the “Policy”).

The Board approved an amendment to Exhibit A to the Policy (the “Amendment”) dated July 30, 2012, to add each of Mr. Moyer and Mr. Benjamin to Exhibit A as participants in the Policy.  The following is a brief description of the “at will” employment letters (each, an “At-will Letter”) dated July 30, 2012 for each of Mr. Moyer and Mr. Benjamin, respectively .

Mr. Moyer’s At-will Letter replaces his prior employment agreement dated December 8, 2010.  The compensation payable to Mr. Moyer under his At-will Letter includes an annual base salary of $321,299.97 until such time as the Board determines otherwise.  In addition, Mr. Moyer will continue to receive his transition benefit in connection with the termination of his current Company automobile benefit.  If Mr. Moyer is terminated other than for cause, his termination benefits will be as provided in the Policy, as it may be in effect from time to time and those of the Company-provided automobile transition benefits as described above.

Mr. Benjamin’s At-will Letter replaces his prior employment agreement dated August 5, 2009.  The compensation payable to Mr. Benjamin under his At-will Letter includes an annual base salary of $324,450.17 until such time as the Board determines otherwise.  If Mr. Benjamin is terminated other than for cause, his termination benefits will be as provided in the Policy, as it may be in effect from time to time.

Each At-will Letter also provides that the employee will be entitled to benefits, bonuses and perquisites as determined by the Board in its sole discretion or in accordance with any duly adopted plan, policy or program established by the Company.  The At Will Letters for each of Mr. Moyer and Mr. Benjamin, are filed as Exhibits 10.27.1 and 10.29.1, respectively, to this Current Report on Form 8-K.  The foregoing descriptions of the terms thereof are qualified in their entirety by reference to the full text of the agreements incorporated herein by reference.  For a description of the terms of the Policy, reference is made to Exhibit 10.32 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 12, 2012, and Exhibit 10.32.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description.

10.27.1	Employment Letter Agreement dated July 30, 2012 for Drew A. Moyer
10.29.1	Employment Letter Agreement dated July 30, 2012 for Alan H. Benjamin
10.32.1	Amended Exhibit A to Pulse Electronics Corporation Executive Severance Policy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: August 3, 2012	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer